UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

5201 Great America Parkway, Suite 232, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry Into A Material Definitive Agreement

On May 22, 2018, Landec Corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Wynnefield Capital, Inc. (“Wynnefield”), and Nelson Obus, who is a founding partner of Wynnefield. Pursuant to the Letter Agreement, the Company will nominate Mr. Obus and Andrew Powell for election to the Board of Directors of the Company (the “Board”) at the 2018 annual meeting of stockholders (the “Stockholder Meeting”) and will use commercially reasonable efforts to obtain their election to the Board. In addition, the Company will appoint Mr. Obus to the Audit Committee and Nominating and Corporate Governance Committee and will appoint Mr. Powell to the Compensation Committee. Mr. Powell is not employed by and receives no compensation from Wynnefield, and serves as an independent designee.

The Company further agreed that until the Stockholder Meeting, Mr. Obus will have the right to attend, and participate in, all meetings of the Board (and all meetings of the Audit Committee and Nominating and Corporate Governance Committee) in a non-voting participant capacity. The Letter Agreement follows a series of collaborative discussions between the Company and Wynnefield, one of the Company’s largest stockholders, with an approximately 9.7% beneficial ownership position.

Subject to certain exceptions, Wynnefield agreed to certain standstill restrictions that expire upon the earlier of : (i) the termination date of the Letter Agreement or (ii) at either party’s option, forty-five (45) calendar days prior to the last date for a stockholder to submit nominations for a director at the Company’s 2019 annual meeting of stockholders. These include, among others, agreements not to (i) seek to call a meeting of stockholders, seek additional Board representation or seek the removal of any Board member; (ii) solicit proxies or written consents from holders of the Company’s Common Stock; (iii) join a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any shares of Common Stock; or (iv) without Board approval, propose or effect any tender or exchange offer, merger, acquisition, recapitalization or other business combination, or actively encourage or support any other third party in any such activity.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     (i)     On May 22, 2018, Gary Steele advised the Company that he would not be standing for reelection to the Board at the Company’s 2018 annual meeting of stockholders.

(ii)     On May 22, 2018, Ronald Midyett advised the Company that he would be resigning as President of Apio, Inc. and Chief Operating Officer of the Company effective on June 22, 2018.

Item 8.01	Other Events

On May 24, 2018, the Company and Wynnefield issued a joint press release, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description
10.1	Letter Agreement dated May 22, 2018 among Landec Corporation, Nelson Obus and Wynnefield Capital, Inc.
99.1	Press Release, dated May 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018

LANDEC CORPORATION

By:         /s/ Gregory S. Skinner

Gregory S. Skinner

Vice President of Finance and

Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated May 22, 2018 among Landec Corporation, Nelson Obus and Wynnefield Capital, Inc.
99.1	Press Release, dated May 24, 2018